Exhibit 10.20

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

2ND AMENDMENT TO THE SERVICES AGREEMENT BETWEEN BOTTOMLINE TECHNOLOGIES, INC. AND BANK OF AMERICA, N.A.

Supplier Name:	Bottomline Technologies, Inc.	Agreement Number:	CW136262

Supplier Address:	325 Corporate Drive Portsmouth, NH 03801 United States	Addendum Number:

Supplier Telephone:	1-603-436-0700	Addendum Effective Date:	September 27, 2010

This Amendment, made and entered into this 27th day of September, 2010, by and between BOTTOMLINE TECHNOLOGIES, INC. (the subcontractor, hereinafter referred to as “Tech”) and BANK OF AMERICA, N.A. (the business associate, hereinafter referred to as “Bank”).

WITNESSETH:

WHEREAS, Tech, as a subcontractor of the Bank, currently provides PayMode Processing Services to Bank Customers pursuant to the Services Agreement (CW 136262) (the “Agreement”);

WHEREAS, Tech has developed additional functionality for the PayMode Processing Services known as PayMode Invoice Automation;

WHEREAS, the parties desire to amend Schedule A and Schedule D of the Services Agreement to add PayMode Invoice Automation to the PayMode Processing Services as an Enhancement available to Bank’s Customers;

NOW, THEREFORE, in consideration of the premises hereof and the mutual benefits to be derived hereby, the Addendum is hereby amended by adding the following provisions as follows:

A.	Amendment to Schedule A, Section 2 (Description of Services):

The table titled “PayMode Processing Services” is hereby split with the first portion containing rows one (1) through (8) being a first table titled “Processing Services” and the second portion containing rows nine (9) and (10) being a second table titled “Transition Services” and rows nine (9) and (10) of such table titled “Transition Services” are hereby renumbered rows one (1) and two (2). Further, a 9th row as set forth below is hereby added to such table titled “Processing Services

9	Paymode-X for Invoicing	Paymode-X for Invoicing product enables receipt, routing, approval and disputing of electronic invoices. Purchase order presentment, matching and flexible business rules enable customers to automate their invoice receipt and approval processes.

B.	Amendment to Appendix A to Schedule A (PayMode Services), Section I (Key Features and Functions):

A new subsection “L” as set forth on Exhibit A to this Amendment is hereby added to Appendix A to Schedule A (PayMode Services), Section I (Key Features and Functions).

C.	Amendment to Schedule D (Service Fees):

A new Section “10” as set forth below is hereby added to Schedule D (Service Fees).

10.	Service Fees for PayMode Invoice Automation. The Service Fees further include:

[**] Fees:

Calendar year 2010	$[**]

Calendar year 2011	$[**]/month

Calendar year 2012	$[**]/month

Calendar years 2013 through remainder of the term	$[**]/month

[**] Fees:

For Customers [**]	$	[**].

For Customers [**]	$	[**].

Provided however, the [**] fee is waived for the first [**] Customers [**] during each calendar year commencing [**].

[**] Fees:

[**]

[**]	$	[**]

[**]	$	[**]

[**]

[**]	$	[**]

[**]	$	[**]

[**] Fees

[**]	$	[**]

[**]

[**]	$	[**]

[**]	$[**]

[**] Fees

Calendar year 2010	$[**]

Calendar year 2011	$[**]/month

Calendar year 2012	$[**]/month

Calendar years 2013 through remainder of the term	$[**]/month

For any month in which the actual [**] Fees [**] the applicable [**] Fees, Tech will invoice the [**] Fees instead of the actual [**] Fees. For any month that [**] the applicable [**] fees, Tech will invoice the total actual [**] fees only.

D. Migration to PayMode-X for Invoicing: Bank will only offer PayMode-X for Invoicing to customers as of the Amendment Effective Date, unless the termination provision is executed by Bank. In that instance Bank reserves the right to offer PayMode Invoice Management to customers after the termination date.

Tech is only obligated to provide the PayMode Payer Invoice Management service to any Customer that is an Existing Customer as of the amendment effective date or to any Bank customer if the termination provision of this amendment is executed. Existing Customer is defined as any customer using PayMode Payer Invoice Management as of the amendment effective date.

E. Termination: On or before January 1, 2012 Bank may elect to terminate the PayMode Invoice Automation Services, without cause, at any time without penalty, upon at least 90 (ninety) days prior written notice to Tech specifying an effective date of the discontinuation (the “Termination Date”). After January 1, 2012, Bank may elect to terminate the PayMode Invoice Automation Services without cause, at any time without penalty, upon at least 180 (one hundred eighty) days prior written notice to Tech specifying a Termination Date. Upon termination of the PayMode Invoice Automation Services, for any reason, in order to ensure an orderly transition for Bank clients, Tech agrees to provide Transition Services, as described in Section 15.6 of the Agreement for Bank clients for a period of up to 1 year from the Termination Date. To avoid doubt, Bank may terminate the PayMode Invoice Automation Services individually without obligation to terminate the Agreement in its entirety or any other PayMode Services, provided, however, Bank will remain liable for payment of all fees related to the PayMode Invoice Automation Services accrued prior to the Termination Date. Bank’s termination rights described herein are in addition to, and in no way limit, any of Bank’s termination rights described in the Agreement.

F. Service Level Agreements: Tech agrees to work with the Bank to modify Services Agreement (CW 136262) sections III B, IV, V, VII and Attachment I to define reasonable and mutually agreeable service level metrics for the Paymode-X Invoice Automation solution prior to the end of the first contract year. Bank and Tech agree that existing service levels defined in the Services Agreement (CW 136262) Schedule B, Sections I, II, III A and VI will apply

G: Amendment to Schedule B, Section VII (Management Routines and Reporting): existing table section “Key Metrics” is amended as follows:

Key Metrics	# of transactions, total $ processed, and total active Customers (monthly and YTD) for each PayMode Processing Service. Include Rejected invoices, Approved invoices, Purchase Orders Presented, Invoice Pages Processed through the Image Data Capture Service and Returned transactions where applicable	Monthly (15th of month)

New row titled “Implementation – Invoicing” is added as last row to existing table and will read as follows:

Implementations - Invoicing	Time in days from receipt of complete customer test files and workflow requirements, to deployed in production

H. Product Enhancements:

Tech agrees to work with bank to consider incorporating into the product roadmap the following additional enhancements to the Paymode-X Invoice Automation Solution: Terms Management Reporting and Notification and Supplier Initiated Discounting. Tech will make efforts to implement these product enhancements within a reasonable time period.

I Inconsistencies: In the event of any inconsistencies in the terms of the Services Agreement and this Amendment, the terms of this Amendment shall control with respect to the provisions set out herein.

J All Other Provisions: Except as to the terms amended by this Amendment, all other terms and conditions of the Services Agreement are declared by the parties to be in full force and effect, and except as otherwise provided in this Amendment, all defined terms used in this Amendment shall have the meanings set forth for such terms in the Services Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives this 27th day of September 2010.

Bank		Tech
Bank of America, N.A.		Bottomline Technologies (de), Inc.

/s/ Dani Folsom	10-5-2010	/s/ Eric Morgan	9-30-10
Signature	Date	Signature	Date

Dani Folsom		Eric Morgan
(Printed Name)		(Printed Name)

VP, Sourcing Manager		VP, Global Controller
(Title)		(Title)

Exhibit A

a.	PayMode –X for Invoicing

b.	General Functionality

i.	Enrolled organizations will have the ability to maintain basic information about their entity, including name and address. Enrolled organizations will also have control over the organizational structure of their organization as represented in the system. Each organization will be able to designate one or more administrative users who will have the ability to maintain these characteristic via self-serve functionality available in the web system.

ii.	Enrolled organizations will have the ability to maintain multiple users within the system. Authorized users will be able to add new users. Administrators will also have the ability to configure entity-wide password rules, such as password length and complexity (subject to system-wide minimums).

iii.	Administrators for enrolled organizations will have the ability to update the privileges associated with their organization’s users. Privileges will permit segregation of roles, allowing for users to be designated as having permissions associated with administrators, invoice viewers, invoice editors, PO viewers, and other common permission sets.

iv.	Users configured for both the payments and invoicing modules will have the ability to access both modules. Where appropriate, links will be provided between the two modules, including intelligent linking between invoices and payments that have been associated with each other.

v.	All enrolled users will have the ability to view and/or edit information on the online system, where their privileges permit them to do so.

c.	Buyer

i.	Workflow

•	Standard Workflow includes the following options:

•	[**]

ii.	[**]

•

Buyers will have the ability to [**]. The system will support the [**], including support for a [**] that will be applied during matching. The system will support [**] file to matched invoices. This information could include information such as accounting data.

iii.	[**]

•

The system will support [**]. Users defined in the workflow as having the ability to perform [**]will be able to select each line item within that invoice, and designate the [**] for that line item. The buyer user will select the appropriate [**] from a list provided by the buyer. The system will support the allocation of individual line items to multiple [**] and cost centers. The system will also support fixed amount or percentage allocations.

•	The system will allow the buyer to update appropriate [**] via an automated file transmission.

iv.	[**]

•	Users with the appropriate privileges will have the ability to [**]. This will create a notification to the biller indicating that they have [**] to review.

v.	[**]

•	The system will support flexible integration with [**], including configurable support for [**].

•	Files can be delivered through any of the currently accepted secure file transfer mechanisms. In addition, the files can be imported via the browser.

•	The Buyer will be able to send and deliver the Invoice and Purchase Order data in the format which it is easiest for them to integrate into or extract from their [**].

vi.	[**]

•

The system will permit buyers to send a file of [**]. This file will have information about [**], such as the original [**], the [**], the [**] of the [**] to which the [**] was issued and [**], etc.) associated with the [**]. The system will route [**] to the appropriate billers in the system, allowing those billers to [**], and/or [**] those [**] (see Biller section).

vii.	[**]

•

Buyers will have the ability to implement an [**] component to their invoicing module. The [**] solution will provide for the [**] as well as the [**] on the invoice, as a way to [**]. Both the [**] and [**] are presented to the buyer through the Invoice Automation module in a manner consistent with the presentation of invoices that were submitted electronically.

•

The [**] will [**]and [**] invoices documents received from a supplier, the [**] and [**] will be available to the buyer in the Paymode-X system. Tech agrees to make a reasonable efforts to ensure [**] and [**] are available in the Paymode-X solution within [**] of invoice receipt at the [**] facility. Additional supporting documents will be imaged, but no [**] will be performed. Other non-invoice related documents will be delivered to the Buyer.

•	The [**] will provide a central point for suppliers to send documents that will be [**] and [**]. These could include a PO Box(es), E-Mail Address(es) and Fax Number(s).

•	The [**] will provide support for documents sent by suppliers in various mediums including: [**] and [**]

•

Tech will make reasonable efforts to process invoices that are sent via fax in a similar manner as other formats sent to the [**]. Due to inherent problems with the [**] and [**] of fax documents, Tech will not be responsible for issues related to image quality and delivery reliability for fax invoice documents.

•

The [**] will provide support for documents sent by suppliers in various mediums including: [**] and [**]. The system will perform basic validations of the data that is received from the [**] solution and alert the buyer to any validation errors. Users with the appropriate privilege set will have the ability to view the invoice image, and use the [**] the invalid invoice data.

viii.	[**]

•

Buyers utilizing the [**] will be able to designate which users have the ability to offer an [**] for [**]. The buyer will have the ability to define one or more [**] that can then be applied. Authorized users will have the ability to designate on an [**] basis, which [**] should be offered for [**]. The system will update the [**] status to reflect the fact that the [**] has been offered for [**].

ix.	[**]

•

The system will provide online reporting to a user of current and historical [**] and [**] processed on the system. Users will have the ability to print or export online reports. Users will be provided the ability to use various filters and criteria for viewing of the invoice and purchase order reports.

x.	[**]

•	The system will include the ability to report [**] to the buyer in a periodic [**] file feed. The frequency and format of this feed will be able to be specified by the buyer.

•	The system will include the ability to provide the buyer with a feed of [**] captured through the [**].

d.	[**]

i.	[**]

•	The system will support the presentment of [**] to billers. [**] can be viewed by the billers in an [**] and are also made available in a [**] format.

ii.	[**]

•

If the buyer offers this feature to their trading partners, billers have the ability to [**] through the web portal. The biller is presented with an [**], which they fill in based on the prompting of the system. As part of the invoice creation process, the biller also enters individual line item details.

•

If the buyer offers this feature to their trading partners, billers optionally have the ability to [**]. This “[**]” functionality will allow for the easy [**] of an [**]. Optionally, the biller has the ability to [**] the [**], to allow for changes in the, line items included in a particular shipment, or other variations from the original [**].

•	Billers will also optionally have the ability to [**] to the system for processing. These invoice files can be sent to the system by way of an upload to the [**], or an automated a file transmission.

•

Billers who have not enrolled in the system may be passive participants in the system by way of their invoices being processed through the [**] service; however, those billers do not have any access to the system.

iii.	[**]

•	Billers will have the ability to [**] and/or [**] invoices, based on the privileges of the user performing the action.

•	Billers will have the option of setting up one or more users who can create invoices, and another group of users who can review and submit them.

iv.	[**]

•

The system will provide online reporting to a user of current and historical [**] and [**] processed on the system. Users will have the ability to [**] or [**] online reports. Users will be provided the ability to use [**] and [**] to define view of the online reports.

v.	[**]

•	The system will provide biller with the ability to [**] invoices from their buyers

vi.	[**]

•	Biller users with the appropriate privilege set can [**] which have been offered for their [**] and chose whether to accept or reject the [**].